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                                                                    EXHIBIT 23.1

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 16, 1998 in the Registration Statement (Form S-
4) and related Prospectus of Covad Communications Group, Inc. for the registration of $260,000,000 of 13 1/2% Senior Discount Notes due March 15, 2008, Series B.


Walnut Creek, California
April 24, 1998